EXHIBIT 10.1
AGREEMENT AMENDING JULY 2007 SECURED
PROMISSORY NOTE AND CANCELLING CONTINGENT SECURED PROMISSORY NOTE
This Agreement is entered into effective as of September 29, 2010 (the “Amendment and Cancellation”) by and among IRVINE SENSORS CORPORATION, a Delaware corporation (hereinafter called “Company”), and LONGVIEW FUND L.P. (“Holder”). The Company and Holder are entering into this Amendment and Cancellation to (i) amend certain provisions of that certain Secured Promissory Note issued July 19, 2007 (the “Secured Note”) by the Company pursuant to a Loan Agreement dated as of July 19, 2007 (the “Loan Agreement”) and (ii) cancel that certain Contingent Secured Promissory Note (Buyout) issued November 28, 2007 (the “Contingent Note”) by the Company.
NOW THEREFORE, in consideration of the mutual covenants and other agreements contained in this Amendment and Cancellation and other good and valuable consideration, including the receipt by the Holder of $10,000 from the Company, the receipt of which is hereby acknowledged, the Company and the Holder hereby agree as follows:
1. The Principal Amount and interest due on the Secured Note shall be due and payable on the earlier of (i) December 31, 2010 and (ii) the date on which the Company has raised gross proceeds in the aggregate of $1,500,000 or more from one or more closings of equity and debt financings after the date hereof, subject to acceleration as described in the Secured Note, Loan Agreement and other agreements made in connection therewith.
2. Except as expressly amended hereby, the Secured Note, Loan Agreement and all other agreements made in connection therewith and all terms thereof shall remain in full force and effect.
3. The Holder hereby waives any and all rights it may have under the Contingent Note, and the Contingent Note shall hereby be deemed cancelled, null and void ab initio.
4. This Amendment and Cancellation may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to any other party, it being understood that all parties need not sign the same counterpart. In the event that any signature is delivered by facsimile or electronic transmission, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) same with the same force and effect as if such signature were an original thereof.
IN WITNESS WHEREOF, Company and Holder hereby execute this Amendment and Cancellation as of the date first written above.

IRVINE SENSOR CORPORATION (“Company”)
By:	/s/ John J. Stuart, Jr.
	Name:	John J. Stuart, Jr.
	Title:	Sr. VP & CFO

LONGVIEW FUND, L.P. (“Holder”)
By:	/s/ S. Michael Rudolph
	Name:	S. Michael Rudolph
	Title:	CFO Viking Asset Management LLC as Investment Advisor